Exhibit 99.1
F.N.B. CORPORATION REPORTS SECOND QUARTER 2009 RESULTS
Hermitage, PA — July 23, 2009 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the quarter ended June 30, 2009. For the second quarter of 2009, net income available to common shareholders was $9.1 million, or $0.10 per diluted common share, compared to net income of $14.3 million, or $0.16 per diluted common share, in the first quarter of 2009. For the second quarter of 2008, net income totaled $14.5 million, or $0.17 per diluted share. F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible common equity (non-GAAP measure) was 10.84%; return on average equity was 4.05%; return on average tangible assets (non-GAAP measure) was 0.59% and return on average assets was 0.49%. A reconciliation of GAAP measures to non-GAAP measures is included with the tables that accompany this press release.
Results for the second quarter of 2009 included a $4.0 million (pre-tax) FDIC special assessment, which reduced net income available to common shareholders by $2.6 million or $0.03 per diluted common share.
“We delivered another successful quarter for F.N.B.,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “We strengthened our balance sheet with our common stock offering, made solid progress managing our Florida loan portfolio and continued to have success in capturing market share during this period of competitive disruption in our Pennsylvania markets.”
Net Interest Income
Net interest income on a fully taxable equivalent basis for the second quarter of 2009 totaled $66.8 million, representing an increase of $1.2 million, or 7.2% annualized, from the prior quarter. The increase reflects a combination of a 3 basis point increase in the net interest margin, a 1.2% annualized increase in average earning assets and one additional day in the second quarter. The net interest margin equaled 3.73% for the second quarter of 2009, including a 3 basis point net benefit related to certain non-accrual loans, compared to 3.70% in the first quarter of 2009 and 3.92% in the second quarter of 2008. Net interest income for the second quarter of 2009 decreased slightly compared to the second quarter of 2008 as the positive impact of organic growth and the acquisition of Iron and Glass Bancorp were offset by the lower interest rate environment of 2009 which narrowed the net interest margin.
Average loans totaled $5.8 billion for the second quarter of 2009, representing a decrease of $16.1 million, or 1.1% annualized, compared to the first quarter of 2009. Growth in F.N.B.’s $3.2 billion commercial loan portfolio was offset by declines in its $2.5 billion consumer loan portfolio. Average commercial loans increased $16.1 million, or 2.0% annualized, compared to the first quarter of 2009, with the average Pennsylvania commercial loan portfolio growing

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 2 of 7
$26.0 million, or 3.6% annualized, and the average Florida portfolio decreasing $9.9 million or 13.3% annualized.
Gurgovits continued, “The close to 4% annualized growth in the Pennsylvania commercial loan portfolio reflects the success of our new business origination initiatives. With the strong team we have on the ground actively calling on our competitors’ customers, we continue to win in the marketplace.”
Average consumer-related loans declined $36.3 million, or 5.6% annualized, compared to the first quarter of 2009. The second quarter reflected higher levels of refinance activity resulting in declines in average direct installment loans of $34.4 million, or 13.1% annualized, and average residential mortgage loans of $22.0 million, or 13.6% annualized, compared to the prior quarter. Recent customer preferences have been for longer term fixed rate mortgage products which the company generally does not retain in the loan portfolio. These decreases were partially offset by strong growth in consumer lines of credit of $16.5 million, or 19.0% annualized.
“The momentum in producing strong growth in deposits and treasury management balances continued in the second quarter as average balances increased $177.5 million, or 10.9% annualized, compared to the prior quarter,” said Gurgovits. “We continue to capitalize on the opportunities created by competitor disruption in our marketplace, with ongoing marketing campaigns to attract new customers to the F.N.B. local approach to banking.” Average transaction deposits grew $222.3 million, or 23.7% annualized, compared to the prior quarter, while higher-cost certificates of deposit declined $25.1 million or 4.3% annualized. The decrease in certificates of deposit is by design and reflects the organization’s continuing strategy to focus on new customer acquisition.
Compared to the second quarter of 2008, average deposits and treasury management balances increased $586.4 million or 38.4%. Adjusting for the effects of the Iron and Glass acquisition, the organic growth rate in average deposits and treasury management balances in the second quarter of 2009 was a strong 5.4% compared to the second quarter of 2008, reflecting growth in all categories of deposits, except for certificates of deposit, and strong growth in treasury management balances.
Non-Interest Income
Non-interest income totaled $28.5 million for the second quarter of 2009, compared to $28.2 million for the first quarter of 2009 and $27.5 million for the second quarter of 2008. The increase in non-interest income compared to the first quarter of 2009 reflects seasonally higher service charges (up $1.0 million or 29.4% annualized), higher securities commissions and fees (up $0.2 million or 49.2% annualized; including the results of a spring sales campaign), strong growth in residential mortgage origination fee revenue (up $0.6 million) and increased other income (up $0.3 million or 33.3% annualized). These increases were partially offset by seasonally lower contingent insurance revenue (down $1.2 million or 98.2%

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 3 of 7
annualized) and higher impairment losses on securities (up $0.5 million). The impairment losses were offset by a $0.7 million gain, recorded in other income, related to an impaired loan acquired in a previous merger.
Under new guidance from the Financial Accounting Standards Board, results for the second quarter of 2009 included impairment losses on securities of $1.4 million, with $1.0 million related to pooled trust preferred securities and $0.4 million related to bank stock investments. The $0.7 million non-credit portion of the impairment on pooled trust preferred securities was recorded directly to other comprehensive income and the $0.3 million credit portion was recorded in non-interest income.
Non-Interest Expense
Non-interest expense totaled $66.3 million for the second quarter of 2009, representing a $5.3 million increase compared to $61.0 million for the first quarter of 2009. The higher expense level was primarily driven by a $4.7 million increase in FDIC insurance due to a $4.0 million special assessment and a higher ongoing FDIC assessment rate. In addition, a $0.9 million seasonal increase in marketing expenses was partially offset by a $0.7 million reduction in weather-related occupancy costs compared to the prior quarter. The Corporation’s efficiency ratio was 67.7% this quarter, including a negative 493 basis point impact from the higher FDIC insurance costs.
Credit Quality
“We continue to be pleased with the performance of our Pennsylvania and Regency loan portfolios at this point in the economic cycle,” remarked Mr. Gurgovits. “We made some meaningful progress reducing the Florida non-performing assets this quarter in an environment that continues to be challenging. Based on period-end figures, we reduced our Florida exposure by $21.6 million or 7.1% since March 31, 2009 with about half of the reduction coming from the receipt of cash payments and half from charge-offs.”
Non-performing loans and OREO as a percentage of total loans and OREO at June 30, 2009 improved 39 basis points to 2.42%, compared to the end of the first quarter of 2009, driven mainly by net reductions in Florida non-performing loans. Annualized net charge-offs equaled 1.22% of average loans for the second quarter of 2009, compared to 0.84% for the first quarter of 2009. At June 30, 2009, the ratio of the allowance for loan losses to total loans equaled 1.72%, compared to 1.78% at March 31, 2009, reflecting the release of specific reserves associated with Florida charge-offs this quarter and stable coverage for the Pennsylvania and Regency portfolios. As a percentage of non-performing loans, the allowance for loan losses equaled 81.5% at June 30, 2009, improved from 68.3% at March 31, 2009, reflecting the reductions in Florida non-performing loans. As a result of the above activity, the provision for loan losses totaled $13.9 million for the second quarter of 2009, which was $3.4 million higher than last quarter.

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 4 of 7
The Pennsylvania loan portfolio totaled $5.3 billion at June 30, 2009 (92.5% of the total loan portfolio) and continued to deliver good credit quality metrics. Net loan charge-offs totaled $4.9 million or 0.36% annualized of average loans for the second quarter of 2009, increasing over the very good levels of the first quarter of 2009 of $2.3 million or 0.17% annualized of average loans. Results for the second quarter of 2009 included a $2.1 million charge-off on a loan acquired in a prior bank acquisition, which increased the Pennsylvania net charge-off ratio by 0.15% for the quarter.
The Florida loan portfolio totaled $274 million at June 30, 2009 (4.8% of the total loan portfolio), reflecting a decrease of $27.3 million, and delivered credit quality metrics that showed marked improvement as F.N.B. was successful in resolving several large credits and reducing the organization’s overall exposure to the Florida market. Net loan charge-offs totaled $11.2 million or 15.60% annualized of average loans for the second quarter of 2009, compared to $8.2 million or 11.22% annualized of average loans for the first quarter of 2009. For the second quarter of 2009, $10.5 million of the net charge-offs were taken on two Florida credits. As a result of second quarter activities, non-performing loans and OREO as a percentage of total loans and OREO improved 560 basis points to 26.05% at June 30, 2009. Florida’s non-performing loans and OREO totaled $73.6 million at June 30, 2009, or approximately 52% of the Corporation’s total non-performing loans and OREO.
The Regency loan portfolio totaled $157 million at June 30, 2009 (2.7% of the total loan portfolio) and continued to deliver credit quality metrics consistent with our expectations. Annualized net loan charge-offs as a percentage of average loans improved 25 basis points to 3.99% for the second quarter of 2009.
Capital Position
F.N.B. Corporation’s capital position was bolstered by 24.15 million shares issued through its public equity offering completed in June 2009 that raised net proceeds of approximately $125.8 million. As a result of the capital raise, shareholders’ equity increased $124.6 million, or 12.1%, to $1,151.1 million as of June 30, 2009 and tangible book value (non-GAAP measure) increased $0.26 per common share to $4.25 per common share. The Corporation’s tangible common equity ratio (non-GAAP measure) increased 141 basis points to 5.95% at June 30, 2009. At June 30, 2009, the tangible book value per common share and tangible common equity ratio excluding accumulated other comprehensive income (non-GAAP measures) equaled $4.55 and 6.37%, respectively.
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. The Corporation’s leverage capital ratio was 10.11% at June 30, 2009, compared to 8.67% at March 31, 2009. The estimated tier 1 risk-based capital ratio was 13.22% at June 30, 2009, compared to 11.12% at March 31, 2009. The estimated total risk-based capital ratio was 14.63% at June 30, 2009, compared to 12.53% at March 31, 2009.

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 5 of 7
Year-to-Date Results
For the six months ended June 30, 2009, F.N.B. Corporation’s net income available to common shareholders totaled $23.4 million, or $0.26 per diluted share, compared to $31.0 million, or $0.42 per diluted share, for the six months ended June 30, 2008. For the 2009 year-to-date period, F.N.B. Corporation’s return on average tangible common equity (non-GAAP measure) totaled 14.04%, its return on average equity was 5.11%, its return on average tangible assets (non-GAAP measure) was 0.73% and its return on average assets was 0.62%.
Net interest income on a fully taxable equivalent basis totaled $132.5 million for the first six months of 2009 and increased 12.8% over the same period of 2008, reflecting 16.3% growth in average loans resulting from organic growth and the acquisition of Omega and Iron and Glass in 2008, partially offset by a lower net interest margin. On a year-to-date 2009 basis, average deposits and treasury management balances grew 22.5%, with low-cost treasury management accounts up 34.4% and core transaction deposits up 25.3% compared to the same period of 2008, reflecting organic growth and the acquisition of Omega and Iron and Glass. The net interest margin for the six months ended June 30, 2009, equaled 3.71%, compared to 3.83% in the same period of 2008. The narrower margin is primarily driven by the lower interest rate environment of 2009 versus 2008.
Non-interest income totaled $56.6 million for the first half of 2009, compared to $49.6 million for the same period of 2008. Service charges, insurance commissions and gain on sale of residential mortgage loans increased 12.6%, 10.0% and 70.8%, respectively. Non-interest expense totaled $127.2 million for the first half of 2009, an increase of 19.6% over the same period of 2008. Higher non-interest income and expense reflect the acquisitions of Omega and Iron and Glass in 2008, combined with higher FDIC insurance and pension costs. On a year-to-date basis, F.N.B. Corporation’s efficiency ratio was 65.4% for 2009, compared to 62.3% for 2008.
The provision for loan losses for the first six months of 2009 totaled $24.4 million, compared to $14.6 million for the same period of 2008. The increased provision reflects higher net charge-offs in the first half of 2009 and higher allocations to the allowance for loan losses given increased levels of non-performing loans compared to the same period in 2008.
Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss the Company’s financial results for the second quarter of 2009 on Friday, July 24, 2009, at 8:00 AM Eastern Time. Participating in the call will be Stephen Gurgovits, President and Chief Executive Officer, Brian Lilly, Executive Vice President and Chief Operating Officer and Gary Guerrieri, Chief Credit Officer. The call can be accessed by dialing (888) 656-7432 or (913) 312-1499 for international callers; the confirmation number is 3068754.

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 6 of 7
A replay of the call will be available from 11:00 AM Eastern Time on the day of the call until midnight Eastern Time on Friday, July 31, 2009. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 3068754. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.7 billion as of June 30, 2009. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Tennessee and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Frank Milano 203-682-8343
frank.milano@icrinc.com

F.N.B. Corporation Reports Second Quarter 2009 Results — Page 7 of 7
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				2nd Qtr 2009 —	2nd Qtr 2009 —
	2009		2008	1st Qtr 2009	2nd Qtr 2008
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$97,034	$98,102	$105,297	-1.1	-7.8
Interest expense	31,702	34,020	39,740	-6.8	-20.2

Net interest income	65,332	64,082	65,557	1.9	-0.3
Taxable equivalent adjustment	1,490	1,555	1,608	-4.2	-7.3

Net interest income (FTE)	66,822	65,637	67,165	1.8	-0.5
Provision for loan losses	13,909	10,514	10,976	32.3	26.7

Net interest income after provision (FTE)	52,913	55,123	56,189	-4.0	-5.8

Impairment losses on securities	(1,429)	(203)	(456)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	689	0	0	n/m	n/m

Net impairment losses on securities	(740)	(203)	(456)	n/m	n/m

Service charges	14,596	13,599	14,860	7.3	-1.8
Insurance commissions and fees	3,837	5,081	4,183	-24.5	-8.3
Securities commissions and fees	2,008	1,788	2,098	12.3	-4.3
Trust income	3,013	2,917	3,575	3.3	-15.7
Gain on sale of securities	66	278	41	-76.4	59.5
Gain on sale of loans	1,139	536	530	112.3	114.9
Other	4,531	4,183	2,625	8.3	72.6

Total non-interest income	28,450	28,179	27,456	1.0	3.6

Salaries and employee benefits	31,617	32,102	32,320	-1.5	-2.2
Occupancy and equipment	9,457	10,091	9,128	-6.3	3.6
Amortization of intangibles	1,813	1,815	1,219	-0.1	48.7
Other	23,378	16,964	19,347	37.8	20.8

Total non-interest expense	66,265	60,972	62,014	8.7	6.9

Income (loss) before income taxes	15,098	22,330	21,631	-32.4	-30.2
Taxable equivalent adjustment	1,490	1,555	1,608	-4.2	-7.3
Income taxes (benefit)	3,010	5,124	5,518	-41.3	-45.4

Net income	10,598	15,651	14,505	-32.3	-26.9
Preferred stock dividends and discount amortization	1,469	1,343	0	n/m	n/m

Net income available to common shareholders	$9,129	$14,308	$14,505	-36.2	-37.1

Earnings (loss) per common share
Basic	$0.10	$0.16	$0.17	-37.5	-41.2
Diluted	$0.10	$0.16	$0.17	-37.5	-41.2

Performance ratios
Return on average equity	4.05%	6.22%	6.26%
Return on average tangible equity (1) (5)	9.91%	15.29%	14.34%
Return on average tangible common equity (1) (5)	10.84%	17.48%	14.34%
Return on average assets	0.49%	0.75%	0.73%
Return on average tangible assets (2) (5)	0.59%	0.87%	0.82%
Net interest margin (FTE)	3.73%	3.70%	3.92%
Yield on earning assets (FTE)	5.50%	5.63%	6.24%
Cost of funds	1.95%	2.15%	2.61%
Efficiency ratio (FTE) (3)	67.65%	63.06%	64.25%

Common stock data
Average basic shares outstanding	93,387,226	89,383,243	85,632,970	4.5	9.1
Average diluted shares outstanding	93,596,520	89,570,313	86,053,693	4.5	8.8
Ending shares outstanding	113,965,669	89,774,045	86,025,842	26.9	32.5
Common book value per share	$9.26	$10.37	$10.69	-10.7	-13.3
Tangible common book value per share (5)	$4.25	$3.99	$4.58	6.6	-7.3
Tangible common book value per share excluding AOCI (4) (5)	$4.55	$4.31	$4.78	5.5	-4.7
Dividend payout ratio (common)	118.53%	75.30%	142.62%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,		Percent
	2009	2008	Variance
Statement of earnings
Interest income	$195,136	$193,822	0.7
Interest expense	65,722	79,300	-17.1

Net interest income	129,414	114,522	13.0
Taxable equivalent adjustment	3,045	2,871	6.1

Net interest income (FTE)	132,459	117,393	12.8
Provision for loan losses	24,423	14,559	67.7

Net interest income after provision (FTE)	108,036	102,834	5.1

Impairment losses on securities	(1,632)	(466)	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	689	0	n/m

Net impairment losses on securities	(943)	(466)	n/m

Service charges	28,195	25,046	12.6
Insurance commissions and fees	8,918	8,105	10.0
Securities commissions and fees	3,796	3,618	4.9
Trust income	5,930	5,799	2.3
Gain on sale of securities	344	795	-56.7
Gain on sale of loans	1,675	981	70.8
Other	8,714	5,746	51.6

Total non-interest income	56,629	49,624	14.1

Salaries and employee benefits	63,719	57,576	10.7
Occupancy and equipment	19,548	16,059	21.7
Amortization of intangibles	3,628	2,292	58.3
Other	40,342	30,450	32.5

Total non-interest expense	127,237	106,377	19.6

Income (loss) before income taxes	37,428	46,081	-18.8
Taxable equivalent adjustment	3,045	2,871	6.1
Income taxes (benefit)	8,134	12,214	-33.4

Net income	26,249	30,996	-15.3
Preferred stock dividends and discount amortization	2,812	0	n/m

Net income available to common shareholders	$23,437	$30,996	-24.4

Earnings (loss) per common share
Basic	$0.26	$0.43	-39.5
Diluted	$0.26	$0.42	-38.1

Performance ratios
Return on average equity	5.11%	8.43%
Return on average tangible equity (1) (5)	12.49%	18.30%
Return on average tangible common equity (1) (5)	14.04%	18.30%
Return on average assets	0.62%	0.88%
Return on average tangible assets (2) (5)	0.73%	0.98%
Net interest margin (FTE)	3.71%	3.83%
Yield on earning assets (FTE)	5.55%	6.42%
Cost of funds	2.05%	2.90%
Efficiency ratio (FTE) (3)	65.37%	62.32%

Common stock data
Average basic shares outstanding	91,396,295	72,926,385	25.3
Average diluted shares outstanding	91,599,650	73,322,626	24.9
Ending shares outstanding	113,965,669	86,025,842	32.5
Common book value per share	$9.26	$10.69	-13.3
Tangible common book value per share (5)	$4.25	$4.58	-7.3
Tangible common book value per share excluding AOCI (4) (5)	$4.55	$4.78	-4.7
Dividend payout ratio (common)	92.14%	113.79%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2009 —	2nd Qtr 2009 —
	2009		2008	1st Qtr 2009	2nd Qtr 2008
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,604,059	$8,433,532	$7,989,171	2.0	7.7
Earning assets	7,178,615	7,156,774	6,884,173	0.3	4.3
Securities	1,321,842	1,317,524	1,238,662	0.3	6.7
Short-term investments	47,906	14,313	50,590	234.7	-5.3
Loans, net of unearned income	5,808,867	5,824,937	5,594,922	-0.3	3.8
Allowance for loan losses	106,881	106,954	68,308	-0.1	56.5
Goodwill and intangibles	572,701	573,963	503,598	-0.2	13.7

Deposits and treasury management accounts (6)	6,708,316	6,530,790	6,121,908	2.7	9.6
Short-term borrowings	101,249	107,112	127,630	-5.5	-20.7
Long-term debt	445,450	475,088	520,579	-6.2	-14.4
Trust preferred securities	205,131	205,300	205,806	-0.1	-0.3
Shareholders’ equity — common	954,075	933,346	932,530	2.2	2.3
Shareholders’ equity — preferred	95,389	87,149	0	9.5	0.0

Asset quality data
Non-accrual loans	$116,720	$147,210	$57,965	-20.7	101.4
Restructured loans	5,278	3,776	3,086	39.8	71.0

Non-performing loans	121,998	150,986	61,051	-19.2	99.8
Other real estate owned	18,145	12,232	9,291	48.3	95.3

Total non-performing loans and OREO	140,143	163,218	70,342	-14.1	99.2
Non-performing investments (7)	7,768	7,288	0	6.6	0.0

Non-performing assets	$147,911	$170,506	$70,342	-13.3	110.3

Net loan charge-offs	$17,621	$12,132	$4,132	45.2	326.5
Allowance for loan losses	99,415	103,127	71,483	-3.6	39.1

Non-performing loans / total loans	2.12%	2.60%	1.09%
Non-performing loans + OREO / total loans + OREO	2.42%	2.81%	1.25%
Allowance for loan losses / total loans	1.72%	1.78%	1.28%
Allowance for loan losses / non-performing loans	81.49%	68.30%	117.09%
Net loan charge-offs (annualized) / average loans	1.22%	0.84%	0.30%

Balances at period end
Total assets	$8,710,320	$8,454,797	$8,095,880	3.0	7.6
Earning assets	7,198,817	7,198,967	6,916,434	0.0	4.1
Securities	1,402,725	1,322,939	1,274,424	6.0	10.1
Short-term investments	2,276	53,118	23,441	-95.7	-90.3
Loans, net of unearned income	5,767,109	5,799,934	5,606,409	-0.6	2.9
Goodwill and intangibles	571,666	573,526	525,397	-0.3	8.8

Deposits and treasury management accounts (6)	6,725,629	6,583,930	6,251,439	2.2	7.6
Short-term borrowings	103,637	101,598	137,970	2.0	-24.9
Long-term debt	436,595	445,242	505,244	-1.9	-13.6
Trust preferred securities	205,049	205,217	205,724	-0.1	-0.3
Shareholders’ equity — common	1,055,685	931,338	919,458	13.4	14.8
Shareholders’ equity — preferred	95,462	95,243	0	0.2	0.0

Capital ratios
Equity/assets (period end)	13.22%	12.14%	11.36%
Leverage ratio	10.11%	8.67%	8.17%
Tangible equity/tangible assets (period end) (5)	7.12%	5.75%	5.21%
Tangible common equity/tangible assets (period end)(5)	5.95%	4.54%	5.21%
Tangible common equity, excluding AOCI/ tangible assets (period end) (4) (5)	6.37%	4.91%	5.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2009	2008	Variance
Average balances
Total assets	$8,519,266	$7,046,665	20.9
Earning assets	7,167,754	6,150,598	16.5
Securities	1,319,695	1,123,122	17.5
Short-term investments	31,202	26,163	19.3
Loans, net of unearned income	5,816,857	5,001,312	16.3
Allowance for loan losses	106,918	60,819	75.8
Goodwill and intangibles	573,328	382,297	50.0

Deposits and treasury management accounts (6)	6,620,043	5,403,074	22.5
Short-term borrowings	104,165	149,356	-30.3
Long-term debt	460,187	498,747	-7.7
Trust preferred securities	205,214	178,418	15.0
Shareholders’ equity — common	943,768	739,364	27.6
Shareholders’ equity — preferred	91,292	0	0.0

Asset quality data
Non-accrual loans	$116,720	$57,965	101.4
Restructured loans	5,278	3,086	71.0

Non-performing loans	121,998	61,051	99.8
Other real estate owned	18,145	9,291	95.3

Total non-performing loans and OREO	140,143	70,342	99.2
Non-performing investments (7)	7,768	0	0.0

Non-performing assets	$147,911	$70,342	110.3

Net loan charge-offs	$29,753	$7,125	317.6
Allowance for loan losses	99,415	71,483	39.1

Non-performing loans / total loans	2.12%	1.09%
Non-performing loans + OREO / total loans + OREO	2.42%	1.25%
Allowance for loan losses / total loans	1.72%	1.28%
Allowance for loan losses / non-performing loans	81.49%	117.09%
Net loan charge-offs (annualized) / average loans	1.03%	0.29%

Balances at period end
Total assets	$8,710,320	$8,095,880	7.6
Earning assets	7,198,817	6,916,434	4.1
Securities	1,402,725	1,274,424	10.1
Short-term investments	2,276	23,441	-90.3
Loans, net of unearned income	5,767,109	5,606,409	2.9
Goodwill and intangibles	571,666	525,397	8.8

Deposits and treasury management accounts (6)	6,725,629	6,251,439	7.6
Short-term borrowings	103,637	137,970	-24.9
Long-term debt	436,595	505,244	-13.6
Trust preferred securities	205,049	205,724	-0.3
Shareholders’ equity — common	1,055,685	919,458	14.8
Shareholders’ equity — preferred	95,462	0	0.0

Capital ratios
Equity/assets (period end)	13.22%	11.36%
Leverage ratio	10.11%	8.17%
Tangible equity/tangible assets (period end) (5)	7.12%	5.21%
Tangible common equity/tangible assets (period end) (5)	5.95%	5.21%
Tangible common equity, excluding AOCI/tangible assets (period end) (4) (5)	6.37%	5.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				2nd Qtr 2009 -	2nd Qtr 2009 -
	2009		2008	1st Qtr 2009	2nd Qtr 2008
	Second	First	Second	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,193,128	$3,177,011	$3,040,881	0.5	5.0
Direct installment	1,015,464	1,049,864	1,100,593	-3.3	-7.7
Residential mortgages	623,973	645,935	651,728	-3.4	-4.3
Indirect installment	537,886	534,298	447,011	0.7	20.3
Consumer LOC	364,069	347,566	299,710	4.7	21.5
Other	74,347	70,263	54,999	5.8	35.2

Total loans	$5,808,867	$5,824,937	$5,594,922	-0.3	3.8

Deposits:
Non-interest bearing deposits	$934,366	$898,659	$870,592	4.0	7.3
Savings and NOW	3,049,155	2,862,549	2,660,157	6.5	14.6
Certificates of deposit and other time deposits	2,290,536	2,315,591	2,223,657	-1.1	3.0

Total deposits	6,274,057	6,076,799	5,754,406	3.2	9.0
Treasury management accounts (6)	434,259	453,991	367,502	-4.3	18.2

Total deposits and treasury management accounts (6)	$6,708,316	$6,530,790	$6,121,908	2.7	9.6

Balances at period end
Loans:
Commercial	$3,182,045	$3,194,986	$3,034,558	-0.4	4.9
Direct installment	1,005,736	1,029,844	1,102,654	-2.3	-8.8
Residential mortgages	590,111	612,350	638,972	-3.6	-7.6
Indirect installment	541,168	535,417	464,825	1.1	16.4
Consumer LOC	373,161	355,345	307,881	5.0	21.2
Other	74,888	71,992	57,519	4.0	30.2

Total loans	$5,767,109	$5,799,934	$5,606,409	-0.6	2.9

Deposits:
Non-interest bearing deposits	$948,925	$922,476	$901,120	2.9	5.3
Savings and NOW	3,077,091	2,926,734	2,780,685	5.1	10.7
Certificates of deposit and other time deposits	2,262,677	2,313,995	2,196,859	-2.2	3.0

Total deposits	6,288,693	6,163,205	5,878,664	2.0	7.0
Treasury management accounts (6)	436,936	420,725	372,775	3.9	17.2

Total deposits and treasury management accounts (6)	$6,725,629	$6,583,930	$6,251,439	2.2	7.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,		Percent
	2009	2008	Variance
Average balances
Loans:
Commercial	$3,185,114	$2,670,123	19.3
Direct installment	1,032,569	1,016,842	1.5
Residential mortgages	634,893	560,951	13.2
Indirect installment	536,102	437,261	22.6
Consumer LOC	355,863	275,778	29.0
Other	72,316	40,357	79.2

Total loans	$5,816,857	$5,001,312	16.3

Deposits:
Non-interest bearing deposits	$916,611	$736,559	24.4
Savings and NOW	2,956,367	2,353,196	25.6
Certificates of deposit and other time deposits	2,302,995	1,982,789	16.1

Total deposits	6,175,973	5,072,544	21.8
Treasury management accounts (6)	444,070	330,530	34.4

Total deposits and treasury management accounts (6)	$6,620,043	$5,403,074	22.5

Balances at period end
Loans:
Commercial	$3,182,045	$3,034,558	4.9
Direct installment	1,005,736	1,102,654	-8.8
Residential mortgages	590,111	638,972	-7.6
Indirect installment	541,168	464,825	16.4
Consumer LOC	373,161	307,881	21.2
Other	74,888	57,519	30.2

Total loans	$5,767,109	$5,606,409	2.9

Deposits:
Non-interest bearing deposits	$948,925	$901,120	5.3
Savings and NOW	3,077,091	2,780,685	10.7
Certificates of deposit and other time deposits	2,262,677	2,196,859	3.0

Total deposits	6,288,693	5,878,664	7.0
Treasury management accounts (6)	436,936	372,775	17.2

Total deposits and treasury management accounts (6)	$6,725,629	$6,251,439	7.6

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Second Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by geographic region
Non-accrual loans	$49,629	$65,597	$1,494	$116,720
Restructured loans	1,484	0	3,794	5,278

Non-performing loans	51,113	65,597	5,288	121,998
Other real estate owned	9,106	7,967	1,073	18,145

Total non-performing loans and OREO	60,219	73,564	6,361	140,143
Non-performing investments (7)	7,630	0	0	7,630

Non-performing assets	$67,849	$73,564	$6,361	$147,773

Net loan charge-offs	$4,880	$11,206	$1,535	$17,621
Provision for loan losses	4,970	7,238	1,701	13,909
Allowance for loan losses	69,678	23,307	6,430	99,415
Loans, net of unearned income	5,335,823	274,453	156,833	5,767,109

Non-performing loans / total loans	0.96%	23.90%	3.37%	2.12%
Non-performing loans + OREO / total loans + OREO	1.13%	26.05%	4.03%	2.42%
Allowance for loan losses / total loans	1.31%	8.49%	4.10%	1.72%
Allowance for loan losses / non-performing loans	136.32%	35.53%	121.60%	81.49%
Net loan charge-offs (annualized) / average loans	0.36%	15.60%	3.99%	1.22%

Loans 30 - 89 days past due	$45,822	$0	$2,900	$48,722
Loans 90+ days past due	9,775	0	2,156	11,931
Non-accrual loans	49,629	65,597	1,494	116,720

Total past due and non-accrual loans	$105,226	$65,597	$6,550	$177,373

Total past due and non-accrual loans/total loans	1.97%	23.90%	4.18%	3.08%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by geographic region
Non-accrual loans	$51,854	$93,974	$1,382	$147,210
Restructured loans	450	0	3,326	3,776

Non-performing loans	52,304	93,974	4,708	150,986
Other real estate owned	9,011	2,277	944	12,232

Total non-performing loans and OREO	61,315	96,251	5,652	163,218
Non-performing investments (7)	7,209	0	0	7,209

Non-performing assets	$68,524	$96,251	$5,652	$170,427

Net loan charge-offs	$2,273	$8,241	$1,618	$12,132
Provision for loan losses	2,100	7,010	1,404	10,514
Allowance for loan losses	69,588	27,275	6,264	103,127
Loans, net of unearned income	5,345,365	301,787	152,782	5,799,934

Non-performing loans / total loans	0.98%	31.14%	3.08%	2.60%
Non-performing loans + OREO / total loans + OREO	1.15%	31.65%	3.68%	2.81%
Allowance for loan losses / total loans	1.30%	9.04%	4.10%	1.78%
Allowance for loan losses / non-performing loans	133.04%	29.02%	133.05%	68.30%
Net loan charge-offs (annualized) / average loans	0.17%	11.22%	4.24%	0.84%

Loans 30 - 89 days past due	$38,562	$734	$2,890	$42,186
Loans 90+ days past due	8,909	0	2,382	11,291
Non-accrual loans	51,854	93,974	1,382	147,210

Total past due and non-accrual loans	$99,325	$94,708	$6,654	$200,687

Total past due and non-accrual loans/total loans	1.86%	31.38%	4.36%	3.46%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2009		2008
	Second	First	Second
	Quarter	Quarter	Quarter
Return on average tangible equity (1) (5):
Net income (annualized)	42,508	63,475	58,337
Amortization of intangibles, net of tax (annualized)	4,727	4,785	3,188

	47,235	68,260	61,525

Average total shareholders’ equity	1,049,464	1,020,495	932,530
Less: Average intangibles	(572,701)	(573,963)	(503,598)

	476,764	446,532	428,932

Return on average tangible equity (1) (5)	9.91%	15.29%	14.34%

Return on average tangible common equity (1) (5):
Net income available to common shareholders (annualized)	36,616	58,028	58,337
Amortization of intangibles, net of tax (annualized)	4,727	4,785	3,188

	41,343	62,813	61,525

Average total shareholders’ equity	1,049,464	1,020,495	932,530
Less: Average preferred shareholders’ equity	(95,389)	(87,149)	0
Less: Average intangibles	(572,701)	(573,963)	(503,598)

	381,375	359,383	428,932

Return on average tangible common equity (1) (5)	10.84%	17.48%	14.34%

Return on average tangible assets (2) (5):
Net income (annualized)	42,508	63,475	58,337
Amortization of intangibles, net of tax (annualized)	4,727	4,785	3,188

	47,235	68,260	61,525

Average total assets	8,604,059	8,433,532	7,989,171
Less: Average intangibles	(572,701)	(573,963)	(503,598)

	8,031,358	7,859,568	7,485,573

Return on average tangible assets (1) (5)	0.59%	0.87%	0.82%

Tangible common book value per share (5):
Total shareholders’ equity	1,151,147	1,026,581	919,458
Less: preferred shareholders’ equity	(95,462)	(95,243)	0
Less: intangibles	(571,666)	(573,526)	(525,397)

	484,019	357,811	394,061

Ending shares outstanding	113,965,669	89,774,045	86,025,842

Tangible common book value per share (5)	$4.25	$3.99	$4.58

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2009	2008
Return on average tangible equity (1) (5):
Net income (annualized)	52,934	62,333
Amortization of intangibles, net of tax (annualized)	4,755	2,996

	57,689	65,328

Average total shareholders’ equity	1,035,060	739,364
Less: Average intangibles	(573,328)	(382,297)

	461,732	357,067

Return on average tangible equity (1) (5)	12.49%	18.30%

Return on average tangible common equity (1) (5):
Net income available to common shareholders (annualized)	47,263	62,333
Amortization of intangibles, net of tax (annualized)	4,755	2,996

	52,018	65,328

Average total shareholders’ equity	1,035,060	739,364
Less: Average preferred shareholders’ equity	(91,292)	0
Less: Average intangibles	(573,328)	(382,297)

	370,440	357,067

Return on average tangible common equity (1) (5)	14.04%	18.30%

Return on average tangible assets (2) (5):
Net income (annualized)	52,934	62,333
Amortization of intangibles, net of tax (annualized)	4,755	2,996

	57,689	65,328

Average total assets	8,519,266	7,046,665
Less: Average intangibles	(573,328)	(382,297)

	7,945,938	6,664,368

Return on average tangible assets (1) (5)	0.73%	0.98%

Tangible common book value per share (5):
Total shareholders’ equity	1,151,147	919,458
Less: preferred shareholders’ equity	(95,462)	0
Less: intangibles	(571,666)	(525,397)

	484,019	394,061

Ending shares outstanding	113,965,669	86,025,842

Tangible common book value per share (5)	$4.25	$4.58

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2009		2008
	Second	First	Second
	Quarter	Quarter	Quarter
Tangible common book value per share excluding AOCI (4) (5):
Total shareholders’ equity	1,151,147	1,026,581	919,458
Less: preferred shareholders’ equity	(95,462)	(95,243)	0
Less: intangibles	(571,666)	(573,526)	(525,397)
Less: AOCI	34,748	29,494	17,013

	518,767	387,306	411,075

Ending shares outstanding	113,965,669	89,774,045	86,025,842

Tangible common book value per share (5)	$4.55	$4.31	$4.78

Tangible equity/tangible assets (period end) (5):
Total shareholders’ equity	1,151,147	1,026,581	919,458
Less: intangibles	(571,666)	(573,526)	(525,397)

	579,481	453,054	394,061

Total assets	8,710,320	8,454,797	8,095,880
Less: intangibles	(571,666)	(573,526)	(525,397)

	8,138,654	7,881,271	7,570,483

Tangible equity/tangible assets (period end) (5)	7.12%	5.75%	5.21%

Tangible common equity/tangible assets (period end) (5):
Total shareholders’ equity	1,151,147	1,026,581	919,458
Less: preferred shareholders’ equity	(95,462)	(95,243)	0
Less: intangibles	(571,666)	(573,526)	(525,397)

	484,019	357,811	394,061

Total assets	8,710,320	8,454,797	8,095,880
Less: intangibles	(571,666)	(573,526)	(525,397)

	8,138,654	7,881,271	7,570,483

Tangible common equity/tangible assets (period end) (5)	5.95%	4.54%	5.21%

Tangible common equity, excluding AOCI/ tangible assets (period end) (4) (5):
Total shareholders’ equity	1,151,147	1,026,581	919,458
Less: preferred shareholders’ equity	(95,462)	(95,243)	0
Less: intangibles	(571,666)	(573,526)	(525,397)
Less: AOCI	34,748	29,494	17,013

	518,767	387,306	411,075

Total assets	8,710,320	8,454,797	8,095,880
Less: intangibles	(571,666)	(573,526)	(525,397)

	8,138,654	7,881,271	7,570,483

Tangible common equity, excluding AOCI/tangible assets (period end) (4)(5)	6.37%	4.91%	5.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2009	2008
Tangible common book value per share excluding AOCI (4) (5):
Total shareholders’ equity	1,151,147	919,458
Less: preferred shareholders’ equity	(95,462)	0
Less: intangibles	(571,666)	(525,397)
Less: AOCI	34,748	17,013

	518,767	411,075

Ending shares outstanding	113,965,669	86,025,842

Tangible common book value per share (5)	$4.55	$4.78

Tangible equity/tangible assets (period end) (5):
Total shareholders’ equity	1,151,147	919,458
Less: intangibles	(571,666)	(525,397)

	579,481	394,061

Total assets	8,710,320	8,095,880
Less: intangibles	(571,666)	(525,397)

	8,138,654	7,570,483

Tangible equity/tangible assets (period end) (5)	7.12%	5.21%

Tangible common equity/tangible assets (period end) (5):
Total shareholders’ equity	1,151,147	919,458
Less: preferred shareholders’ equity	(95,462)	0
Less: intangibles	(571,666)	(525,397)

	484,019	394,061

Total assets	8,710,320	8,095,880
Less: intangibles	(571,666)	(525,397)

	8,138,654	7,570,483

Tangible common equity/tangible assets (period end) (5)	5.95%	5.21%

Tangible common equity, excluding AOCI/ tangible assets (period end) (4) (5):
Total shareholders’ equity	1,151,147	919,458
Less: preferred shareholders’ equity	(95,462)	0
Less: intangibles	(571,666)	(525,397)
Less: AOCI	34,748	17,013

	518,767	411,075

Total assets	8,710,320	8,095,880
Less: intangibles	(571,666)	(525,397)

	8,138,654	7,570,483

Tangible common equity, excluding AOCI/tangible assets (period end) (4) (5)	6.37%	5.43%

(1)	Return on average tangible equity (common equity) is calculated by dividing net income less amortization of intangibles by average equity (common equity) less average intangibles.

(2)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than- temporarily impaired securities and unrecognized pension and postretirement obligations.

(5)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(6)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(7)	The non-performing investments at both June 30, 2009 and March 31, 2009 include $0.1 million at a non-banking affiliate of the Corporation.

(8)	Certain prior period amounts have been reclassified to conform to the current period presentation.